Exhibit 99.1

Nutritional Supplement Business of Irwin Naturals, Inc.

Abbreviated Statement of Assets Acquired and Liabilities Assumed as of August 8, 2025

NUTRITIONAL SUPPLEMENT BUSINESS OF IRWIN NATURALS, INC.

ABBREVIATED STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

TABLE OF CONTENTS

Page

Independent Auditors’ Report	1

Statement of Assets Acquired and Liabilities Assumed	3

Notes to the Statement of Assets Acquired and Liabilities Assumed	4

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of FitLife Brands, Inc.

Opinion

We have audited the abbreviated statement of assets acquired and liabilities assumed of the Nutritional Supplement Business of Irwin Naturals, Inc. ( the “Irwin Supplement Business”) as of August 8, 2025, and the related notes to the statement of assets acquired and liabilities assumed (collectively referred to as the “financial statement”).

In our opinion, the accompanying abbreviated statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed of the Irwin Supplement Business as of August 8, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of Irwin Naturals, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter—Basis of Presentation

As discussed in Note 2 to the financial statement, the financial statement was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of FitLife Brands, Inc. (“FitLife”), and is not intended to be a complete presentation of the Irwin Supplement Business’s assets, liabilities, revenues and expenses. As a result, the financial statement may not be suitable for another purpose. As discussed in Notes 1 and 3, the abbreviated statement of assets acquired and liabilities assumed reflects the allocation of FitLife’s purchase price as of the acquisition date and therefore includes fair value step-up adjustments of $31,788 (provisional) related to goodwill and identifiable intangible assets recognized by FitLife.  Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Irwin Supplement Business’s ability to continue as a going concern for one year after the date that the financial statement is available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Irwin Business’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Irwin Supplement Business’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Weinberg & Company, P.A.

Los Angeles, California
October 20, 2025

Nutritional Supplement Business of Irwin Naturals, Inc.
Abbreviated Statement of Assets Acquired and Liabilities Assumed
As of August 8, 2025
(in thousands)

ASSETS ACQUIRED
Current assets:
Trade receivables	$7,306
Inventory	10,754
Prepaid expenses and other current assets	355
Total current assets	18,415
Non-current assets:
Property and equipment	69
Right-of-use assets	487
Goodwill and intangible assets (provisional)	31,788
Other non-current assets	83
Total non-current assets	32,427
Total assets acquired	$50,842

LIABILITIES ASSUMED
Current liabilities:
Accounts payable	$2,056
Accrued expense and other current liabilities	5,240
Product returns	533
Lease liabilities, current	359
Total current liabilities	8,188
Non-current liabilities:
Lease liabilities, non-current	154
Total liabilities assumed	$8,342

NET ASSETS ACQUIRED	$42,500

The accompanying notes are an integral part of this Abbreviated Statement of Assets Acquired and Liabilities Assumed.

Nutritional Supplement Business of Irwin Naturals, Inc.

Notes to the Abbreviated Statement of Assets Acquired and Liabilities Assumed

As of August 8, 2025

(in thousands)

NOTE 1. BACKGROUND

Irwin Naturals, Inc. (“Irwin”) is a provider of various nutritional and wellness supplements for health-conscious consumers.

FitLife Brands, Inc. (“FitLife” or the “Company”) is a provider of innovative and proprietary nutritional supplements and wellness products for health-conscious consumers.

On August 8, 2025, FitLife acquired substantially all of the assets and assumed certain liabilities of the Nutritional Supplement Business of Irwin, as previously approved by the U.S. Bankruptcy Court for the Central District of California. The purchase price to complete the acquisition was $42.5 million in cash. The transaction did not contain any earnouts or contingent consideration.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Abbreviated Statement of Assets Acquired and Liabilities Assumed (the “Abbreviated Financial Statement”)  has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for the purpose of FitLife’s compliance with the rules and regulations of the SEC under Rule 3-05 of Regulation S-X. FitLife received a waiver from the SEC to present the Abbreviated Financial Statement in lieu of complete historical financial statements for Irwin. Historically, stand-alone financial statements related to the assets acquired from Irwin have not been prepared.

The Abbreviated Financial Statement presents only those acquired assets and assumed liabilities from Irwin, and fair value step-up adjustments of $31,788 (provisional) related to goodwill and identifiable intangible assets recognized by FitLife. The abbreviated statement of assets acquired and liabilities assumed were derived from the historical accounting records of Irwin.

Use of Estimates

The preparation of the Statement of Assets Acquired and Liabilities Assumed in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the accompanying financial statement and the related disclosures. These estimates are based on information available as of the date of the financial statement. Actual amounts may differ from those estimates.

Trade Receivables

Trade receivables on the accompanying statement of assets acquired and liabilities assumed are recorded at fair value, which is based on the approximate amount that would be received if the receivables were sold in a transaction with market participants under current market conditions. As of August 8, 2025, the Company’s trade receivables totaled $7,306.

Inventory

Inventory on the accompanying statement of assets acquired and liabilities assumed is recorded at fair value, which is based on the expected selling price of the inventory to customers, adjusted for related costs of disposal as well as a reasonable profit allowance for the post-acquisition selling effort. The valuation resulted in a step-up of $1,045 to its respective fair value of approximately $10,754.

Prepaid expenses and other current assets

Prepaid expense and other current assets primarily consist of advance payments made for goods and services to be received in future periods, such as insurance premiums, subscriptions, rent, and other prepaid operating expenses. These amounts are recognized as expenses in the period to which the underlying goods or services relate.

Nutritional Supplement Business of Irwin Naturals, Inc.

Notes to the Abbreviated Statement of Assets Acquired and Liabilities Assumed

As of August 8, 2025

(in thousands)

Operating lease right-of-use asset

Irwin is a lessee under a certain operating lease with a third-party lessor for its main office. In accordance with ASC 805, the lease liability on the accompanying statement of assets acquired and liabilities assumed is measured at the present value of the remaining lease payments at the acquisition date, and the right-of-use asset is measured at an amount equal to the lease liability, adjusted for favorable or unfavorable terms of the lease when compared with market terms.  As the lease was renewed in proximity to the date the Irwin Business was acquired by FitLife, the terms of the lease are considered by FitLife to be market terms at the acquisition date.  Accordingly, FitLife measured the net present value of the remaining contractual lease payments as of the acquisition date using an incremental borrowing rate consistent with FitLife’s other operating leases, and recorded a right-of-use liability and a corresponding right-of-use asset of $513 and $487, respectively.

Product Returns

The Company records an estimate for future product returns at the time revenue is recognized. The estimate is based on historical return experience, current economic conditions, and expectations regarding future customer returns.

NOTE 3. GOODWILL AND INTANGIBLE ASSETS (PROVISIONAL)

On August 8, 2025, FitLife acquired certain assets and assumed certain liabilities of Irwin for $42.5 million in cash. The transaction did not contain any earnouts or contingent consideration.

The Company accounted for the acquisition as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations and allocated the purchase price to Irwin’s tangible assets, identifiable intangible assets, and assumed liabilities at their estimated fair values as of the date of acquisition. As a result of this acquisition, the Company recorded the following intangible assets:

Customer relationships and Brands – A preliminary fair value estimate of $25,500 has been assigned to intangible assets representing customer relationships and brands for purposes of this financial statement. The assumptions used to determine the fair value of the acquired intangible assets may change as FitLife finalizes the purchase price allocation within the one-year measurement period. Customer relationships are expected to be amortized over their useful life once the useful life has been determined. Brands will not be amortized but will be subject to annual impairment testing.

Goodwill – Goodwill represents the excess of the purchase price paid by the Company over the estimated fair value of identified tangible and intangible assets. Goodwill represents the future economic benefits not attributable to other identifiable assets.

At the date of the acquisition and as of the date of filing of this report on Form 8-K/A, management has not yet finalized its valuation analysis of the fair value of the assets acquired and liabilities assumed. The fair values of the goodwill and intangible assets acquired, as set forth below, are considered provisional and subject to adjustment as additional information is obtained through the purchase price measurement period (a period of up to one year from the closing date). Any prospective adjustments would change the fair value allocation as of the acquisition date. The Company is still in the process of reviewing underlying models, assumptions and discount rates used in the valuation of provisional goodwill and intangible assets.

Nutritional Supplement Business of Irwin Naturals, Inc.

Notes to the Abbreviated Statement of Assets Acquired and Liabilities Assumed

As of August 8, 2025

(in thousands)

The following table summarizes the allocation of the purchase price based on the fair value of the assets acquired and liabilities assumed on the date of acquisition:

Fair value August 8, 2025
Net assets acquired:
Trade receivables	$7,306
Inventories	10,754
Prepaid expense and other current assets	355
Property and equipment	69
Right of use assets	487
Other noncurrent assets	83

Accounts payable	(2,056)
Accrued expense and other current liabilities	(5,240)
Product returns	(533)
Lease liabilities	(513)
Net tangible assets	10,712

Goodwill and intangible assets:
Customer relationships and Brands (provisional)	25,500
Goodwill (provisional)	6,288
Intangible assets acquired	31,788

Net assets acquired	$42,500

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